Exhibit 10.1.3.2

PACIFIC CAPITAL BANCORP EMPLOYEE STOCK OWNERSHIP PLAN AND

TRUST

January 1, 2001 Restatement

TABLE OF CONTENTS

PREAMBLE

ARTICLE I
DEFINITIONS

1.1	Plan Definitions	2
1.2	Interpretation	8

ARTICLE II
SERVICE

2.1	Special Definitions	9
2.2	Crediting of Hours of Service	10
2.3	Hours of Service Equivalencies	11
2.4	Limitations on Crediting of Hours of Service	11
2.5	Department of Labor Rules	12
2.6	Years of Eligibility Service	12
2.7	Years of Vesting Service	12
2.8	Exclusion of Vesting Service Completed Following a Break for Determining Vested Interest in Prior Accrued Benefit	13
2.9	Crediting of Hours of Service with Respect to Short Computation Periods	13
2.10	Crediting of Service on Transfer or Amendment	14

ARTICLE III
ELIGIBILITY

3.1	Eligibility	15
3.2	Transfers of Employment	15
3.3	Reemployment	15
3.4	Notification Concerning New Eligible Employees	16
3.5	Effect and Duration	16

ARTICLE IV
NO CASH OR DEFERRED ARRANGEMENT

4.1	No Cash or Deferred Arrangement	17

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ARTICLE V
AFTER-TAX AND ROLLOVER CONTRIBUTIONS

5.1	No After-Tax Contributions	18
5.2	No Rollover Contributions	18

ARTICLE VI
EMPLOYER CONTRIBUTIONS

6.1	Contribution Period	19
6.2	Employer Contributions	19
6.3	Allocation of Employer Contributions	19
6.4	Verification of Amount of Employer Contributions by the Sponsor	19
6.5	Payment of Employer Contributions	20
6.6	Allocation Requirements for Employer Contributions	20
6.7	Exceptions to Allocation Requirements for Employer Contributions	20
6.8	Vesting of Employer Contributions	20
6.9	Election of Former Vesting Schedule	21

ARTICLE VII
LIMITATIONS ON CONTRIBUTIONS

7.1	Definitions	23
7.2	Code Section 415 Limitations on Crediting of Contributions and Forfeitures	23
7.3	Application of Code Section 415 Limitations Where Participant is Covered Under Other Qualified Defined Contribution Plan	25
7.4	Scope of Limitations	25
7.5	Code Section 1042 Sale Limitations	25

ARTICLE VIII
TRUST FUNDS AND ACCOUNTS

8.1	General Fund	27
8.2	Employer Stock Investment Fund	27
8.3	Suspense Fund	27
8.4	Diversification Investment Funds	27
8.5	Income on Trust	27
8.6	Participant Accounts	28
8.7	Sub-Accounts	28

ARTICLE IX
LIFE INSURANCE CONTRACTS

9.1	Purchase of Contracts	29
9.2	Payment of Premiums	29
9.3	Overriding Conditions and Limitations	29
9.4	Death Benefits	30

ARTICLE X
INVESTMENT OF CONTRIBUTIONS

10.1	Investment in Employer Stock	31
10.2	Diversification Requirements	31

ARTICLE XI
CREDITING AND VALUING ACCOUNTS

11.1	Crediting Accounts	32
11.2	Valuing Accounts	32
11.3	Plan Valuation Procedures	32
11.4	Finality of Determinations	33
11.5	Notification	33
11.6	Disposition of Dividends on Allocated Shares	33
11.7	Disposition of Income Earned on Unallocated Employer Stock	34

ARTICLE XII
EXEMPT LOANS

12.1	Purpose of Exempt Loan	35
12.2	Restrictions on Exempt Loans	35
12.3	Sale or Repurchase of Shares of Employer Stock	36

ARTICLE XIII
WITHDRAWALS WHILE EMPLOYED

13.1	No In-Service Withdrawals	37

ARTICLE XIV
TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

14.1	Termination of Employment and Settlement Date	38
14.2	Separate Accounting for Non-Vested Amounts	38
14.3	Disposition of Non-Vested Amounts	38
14.4	Treatment of Forfeited Amounts	39

14.5	Recrediting of Forfeited Amounts	39

ARTICLE XV
DISTRIBUTIONS

15.1	Distributions to Participants	41
15.2	Special Commencement and Distribution Rules	41
15.3	Special In-Service Distributions	41
15.4	Distributions to Beneficiaries	41
15.5	Cash Outs and Participant Consent	42
15.6	Required Commencement of Distribution	42
15.7	Transition Rules for Required Commencement of Distribution	43
15.8	Reemployment of a Participant	43
15.9	Restrictions on Alienation	43
15.10	Facility of Payment	43
15.11	Inability to Locate Payee	44
15.12	Distribution Pursuant to Qualified Domestic Relations Orders	44

ARTICLE XVI
FORM OF PAYMENT

16.1	Normal Form of Payment	45
16.2	Optional Form of Payment	45
16.3	Change of Election	45
16.4	Direct Rollover	45
16.5	Notice Regarding Forms of Payment	46
16.6	Reemployment	47
16.7	Distribution in the Form of Employer Stock	47
16.8	Put Option	47

ARTICLE XVII
BENEFICIARIES

17.1	Designation of Beneficiary	49
17.2	Spousal Consent Requirements	49

ARTICLE XVIII
ADMINISTRATION

18.1	Authority of the Sponsor	50
18.2	Discretionary Authority	50
18.3	Action of the Sponsor	50
18.4	Claims Review Procedure	51
18.5	Qualified Domestic Relations Orders	52

18.6	Indemnification	52
18.7	Actions Binding	52

ARTICLE XIX
AMENDMENT AND TERMINATION

19.1	Amendment	53
19.2	Limitation on Amendment	53
19.3	Termination	53
19.4	Reorganization	54
19.5	Withdrawal of an Employer	54

ARTICLE XX
ADOPTION BY OTHER ENTITIES

20.1	Adoption by Related Companies	55
20.2	Effective Plan Provisions	55

ARTICLE XXI
MISCELLANEOUS PROVISIONS

21.1	No Commitment as to Employment	56
21.2	Benefits	56
21.3	No Guarantees	56
21.4	Expenses	56
21.5	Precedent	56
21.6	Duty to Furnish Information	56
21.7	Merger, Consolidation, or Transfer of Plan Assets	57
21.8	Back Pay Awards	57
21.9	Condition on Employer Contributions	57
21.10	Return of Contributions to an Employer	57
21.11	Validity of Plan	58
21.12	Trust Agreement	58
21.13	Parties Bound	58
21.14	Application of Certain Plan Provisions	58
21.15	Merged Plans	58
21.16	Transferred Funds	59
21.17	Veterans Reemployment Rights	59
21.18	Delivery of Cash Amounts	59
21.19	Written Communications	59
21.20	Prohibited Obligations	59
21.21	Exercise of Voting Rights with Respect to Employer Stock	59

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ARTICLE XXII
TOP-HEAVY PROVISIONS

22.1	Definitions	61
22.2	Applicability	63
22.3	Minimum Employer Contribution	63
22.4	Accelerated Vesting	64

ARTICLE XXIII
EFFECTIVE DATE

23.1	GUST Effective Dates	65

PREAMBLE

The Pacific Capital Bancorp Employee Stock Ownership Plan and Trust, originally effective as of January 1, 1985, is hereby amended and restated in its entirety. Except as otherwise specifically provided in Article XXIII, this amendment and restatement shall be effective as of January 1, 2001. The Plan, as amended and restated hereby, is intended to qualify as a profit-sharing plan under Code Section 401(a) and as an employee stock ownership plan satisfying the requirements of Code Section 4975(e)(7). The Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries.

Notwithstanding any other provision of the Plan to the contrary, a Participant’s vested interest in his Account under the Plan on and after the effective date of this amendment and restatement shall be not less than his vested interest in his account on the day immediately preceding the effective date.

ARTICLE I

DEFINITIONS

1.1 Plan Definitions

As used herein, the following words and phrases have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

An “Account” means the account maintained by the Trustee in the name of a Participant that reflects his interest in the Trust and any Sub-Accounts maintained thereunder, as provided in Article VIII.

The “Administrator” means the Sponsor unless the Sponsor designates another person or persons to act as such.

An “After-Tax Contribution” means any after-tax employee contribution made by a Participant to the Plan as may be permitted under Article V or as may have been permitted under the terms of the Plan prior to this amendment and restatement or any after-tax employee contribution made by a Participant to another plan that is transferred directly to the Plan.

The “Beneficiary” of a Participant means the person or persons entitled under the provisions of the Plan to receive distribution hereunder in the event the Participant dies before receiving distribution of his entire interest under the Plan.

A Participant’s “Benefit Payment Date” means the first day on which all events have occurred which entitle the Participant to receive payment of his benefit.

A “Break in Service” means any “computation period” (as defined in Section 2.1 for purposes of determining years of Vesting Service) during which a person completes fewer than 501 Hours of Service except that no person shall incur a Break in Service solely by reason of temporary absence from work not exceeding 12 months resulting from illness, layoff, or other cause if authorized in advance by an Employer or a Related Company pursuant to its uniform leave policy, if his employment shall not otherwise be terminated during the period of such absence.

A Participant’s “Cash Sub-Account” means the Sub-Account established to reflect the Participant’s interest in the Plan, if any, that is attributable to contributions, forfeitures, and dividends made in a form other than Employer Stock.

The “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a Code section includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

The “Compensation” of a Participant for any period means the wages as defined in Code Section 3401(a), determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to him for such period for services as an Employee for which his Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3), and 6052 (commonly referred to as W-2 earnings).

In addition to the foregoing, Compensation includes any amount that would have been included in the foregoing description, but for the Participant’s election to defer payment of such amount under Code Section 125, 402(e)(3), 402(h)(1)(B), 403(b), or 457(b) and certain contributions described in Code Section 414(h)(2) that are picked up by the employing unit and treated as employer contributions and qualified transportation fringes excluded from taxable compensation under Code Section 132(f)(4).

In no event, however, shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed $150,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the Compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months.

For a Participant’s initial year of participation, Compensation shall be recognized as of the Enrollment Date on which the Participant first becomes an Eligible Employee.

A “Contribution Period” means the period specified in Article VI for which Employer Contributions shall be made.

“Disabled” means a Participant can no longer continue in the service of his employer because of a mental or physical condition that is likely to result in death or is expected to continue for a period of at least six months. A Participant shall be considered Disabled only if he is eligible to receive a disability benefit under the terms of the Social Security Act.

A “Disqualified Person” means any person who is a disqualified person under Code Section 4975(e)(2), including: (i) any person who is a fiduciary with respect to the Plan, (ii) any person providing services to the Plan, (iii) any Employer under the Plan, (iv) any employee organization any of whose members are covered under the Plan, (v) any owner (direct or indirect) of 50 percent or more of the total combined voting power of all classes of voting stock or of the total value of all classes of stock of an Employer, (vi) any officer, director or ten percent shareholder of an Employer, and (vii) any Highly Compensated Employee earning ten percent or more of an Employer’s yearly wages.

The “Early Retirement Date” of an employee means the later of the date he attains age 55 and completes 20 years of Vesting Service.

An “Eligible Employee” means any Employee who has met the eligibility requirements of Article III to participate in the Plan; provided, however, that any employee who has made an election not to participate in the Plan for a Plan Year, as provided in Article III, shall not be considered an Eligible Employee for such Plan Year.

The “Eligibility Service” of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his eligibility to participate in the Plan as may be required under Article III.

An “Employee” means any person who is classified by an Employer, in accordance with its payroll records, as an employee of the Employer and any “leased employee” (other than an “excludable leased employee) of an Employer, other than any such employee or “leased employee” who is covered by a collective bargaining agreement that does not specifically provide for coverage under the Plan. Any individual who is not treated by an Employer as a common law employee of the Employer shall be excluded from Plan participation even if a court or administrative agency determines that such individual is a common law employee and not an independent contractor.

A “leased employee” means any person who performs services for an Employer or a Related Company (the “recipient”) (other than an employee of the “recipient”) pursuant to an agreement between the “recipient” and any other person (the “leasing organization”) on a substantially full-time basis for a period of at least one year, provided that such services are performed under primary direction of or control by the “recipient”. An “excludable leased employee” means any “leased employee” of the “recipient” who is covered by a money purchase pension plan maintained by the “leasing organization” which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation, (ii) full and immediate vesting, and (iii) immediate participation by employees of the “leasing organization” (other than employees who perform substantially all of their services for the “leasing organization” or whose compensation from the “leasing organization” in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that “leased employees” do not constitute more than 20 percent of the “recipient’s” nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a “leased employee” by the “leasing organization” that are attributable to services performed for the “recipient” shall be treated as provided by the “recipient”.

An “Employer” means the Sponsor and any entity which has adopted the Plan as may be provided under Article XX.

An “Employer Contribution” means the amount, if any, that an Employer contributes to the Plan as may be provided under Article VI or Article XXII.

“Employer Stock” means common stock issued by an Employer or a Related Company that is readily tradable on an established securities market. If there is no common stock of an Employer or a Related Company that is readily tradable on an established securities market, then Employer Stock means common stock of an Employer or a Related Company having a combination of voting and dividend rights equal to or in excess of (i) the class of common stock having the greatest voting power and (ii) the class of common stock having the greatest dividend rights. Noncallable preferred stock is deemed to be Employer Stock if it is convertible at any time to stock that constitutes Employer Stock and such conversion is at a reasonable price, determined as of the date such preferred stock is acquired by the Trust Fund. For purposes of the foregoing, preferred stock is treated as noncallable if after any call there is a reasonable opportunity for conversion that meets the requirements of the preceding sentence.

An “Enrollment Date” means the first day of each calendar month.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

An “Exempt Loan” means any loan made to the Plan by a Disqualified Person or guaranteed by a Disqualified Person that satisfies the requirements of IRS Regulations Section 54.4975-7(b), including a direct loan of cash, a purchase-money transaction, or an assumption of an obligation of the Trust.

The “General Fund” means a Trust Fund maintained by the Trustee as required to hold and administer any assets of the Trust that are not allocated among any separate Investment Funds as may be provided in the Plan or the Trust Agreement. No General Fund shall be maintained if all assets of the Trust are allocated among separate Investment Funds.

A “Highly Compensated Employee” means any Employee or former Employee who is a “highly compensated active employee” or a “highly compensated former employee” as defined hereunder.

A “highly compensated active employee” includes any Employee who performs services for an Employer or any Related Company during the Plan Year and who (i) was a five percent owner at any time during the Plan Year or the “look back year” or (ii) received “compensation” from the Employers and Related Companies during the “look back year” in excess of $80,000 (subject to adjustment annually at the same time and in the same manner as under Code Section 415(d)) and was in the top paid group of employees for the “look back year”. An Employee is in the top paid group of employees if he is in the top 20 percent of the employees of his Employer and all Related Companies when ranked on the basis of “compensation” paid during the “look back year”.

For Plan Years prior to the effective date of this amendment, an individual was considered a “highly compensated active employee” under clause (ii) without regard to whether he was in the top paid group of employees for the “look back year”. “Highly compensated active employees” were determined without regard to the top paid group for the following Plan Year: 1997.

A “highly compensated former employee” includes any Employee who (1) separated from service from an Employer and all Related Companies (or is deemed to have separated from service from an Employer and all Related Companies) prior to the Plan Year, (2) performed no services for an Employer or any Related Company during the Plan Year, and (3) was a “highly compensated active employee” for either the separation year or any Plan Year ending on or after the date the Employee attains age 55, as determined under the rules in effect under Code Section 414(q) for such year.

The determination of who is a Highly Compensated Employee hereunder, including determinations as to the number and identity of employees in the top paid group, shall be made in accordance with the provisions of Code Section 414(q) and regulations issued thereunder.

For purposes of this definition, the following terms have the following meanings:

(a)	An employee’s “compensation” means compensation as defined in Code Section 415(c)(3) and regulations issued thereunder.

(b)	The “look back year” means the 12-month period immediately preceding the Plan Year.

An “Hour of Service” with respect to a person means each hour, if any, that may be credited to him in accordance with the provisions of Article II.

An “Investment Fund” means any separate investment Trust Fund maintained by the Trustee as may be provided in the Plan or the Trust Agreement or any separate investment fund maintained by the Trustee, to the extent that there are Participant Sub-Accounts under such funds, to which assets of the Trust may be allocated and separately invested.

A Participant’s “Merged ESOP Sub-Account” means the portion of his Account, if any, that is attributable to amounts transferred to the Plan from the prior Pacific Capital Bancorp Employee Stock Ownership Plan in connection with the merger of that plan into the Plan effective January 1, 1999.

The “Normal Retirement Date” of an employee means the date he attains age 65.

A “Participant” means any person who has an Account in the Trust.

The “Plan” means the Pacific Capital Bancorp Employee Stock Ownership Plan and Trust (known prior to January 1, 1999, as the Santa Barbara Bank & Trust Employee Stock Ownership Plan and Trust), as from time to time in effect.

A “Plan Year” means the 12-consecutive-month period ending each December 31.

A “Predecessor Employer” means any company that is a predecessor organization to an Employer under the Code, provided that the Employer maintains a plan of such predecessor organization.

A “Related Company” means any corporation or business, other than an Employer, which would be aggregated with an Employer for a relevant purpose under Code Section 414.

A Participant’s “Required Beginning Date” means the following:

(a)	for a Participant who is not a “five percent owner”, April 1 of the calendar year following the calendar year in which occurs the later of the Participant’s (i) attainment of age 70 1/2 or (ii) Settlement Date.

(b)	for a Participant who is a “five percent owner”, April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

A Participant is a “five percent owner” if he is a five percent owner, as defined in Code Section 416(i) and determined in accordance with Code Section 416, but without regard to whether the Plan is top-heavy, for the Plan Year ending with or within the calendar year in which the Participants attains age 70 1/2. The Required Beginning Date of a Participant who is a “five percent owner” hereunder shall not be redetermined if the Participant ceases to be a five percent owner as defined in Code Section 416(i) with respect to any subsequent Plan Year.

A “Rollover Contribution” means any rollover contribution to the Plan made by a Participant as may be permitted under Article V.

The “Settlement Date” of a Participant means the date on which a Participant’s interest under the Plan becomes distributable in accordance with Article XV.

The “Sponsor” means Pacific Capital Bancorp, and any successor thereto.

A “Sub-Account” means any of the individual sub-accounts of a Participant’s Account that is maintained as provided in Article VIII.

A Participant’s “Stock Sub-Account” means the Sub-Account established to reflect the Participant’s interest in the Plan, if any, that is attributable to contributions, forfeitures, and dividends made in the form of Employer Stock.

The “Suspense Fund” means the Trust Fund established to hold Employer Stock acquired with the proceeds of an Exempt Loan pending the release of such Employer Stock from encumbrance and its allocation among Participants’ Accounts.

The “Trust” means the trust, custodial accounts, annuity contracts, or insurance contracts maintained by the Trustee under the Trust Agreement.

The “Trust Agreement” means any agreement or agreements entered into between the Sponsor and the Trustee relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto and shall include any agreement establishing a custodial account, an annuity contract, or an insurance contract (other than a life, health or accident, property, casualty, or liability insurance contract) for the investment of assets if the custodial account or contract would, except for the fact that it is not a trust, constitute a qualified trust under Code Section 401.

The “Trustee” means the trustee or any successor trustee which at the time shall be designated, qualified, and acting under the Trust Agreement and shall include any insurance company that issues an annuity or insurance contract pursuant to the Trust Agreement or any person holding assets in a custodial account pursuant to the Trust Agreement. The Sponsor may designate a person or persons other than the Trustee to perform any responsibility of the Trustee under the Plan, other than trustee responsibilities as defined in ERISA Section 405(c)(3), and the Trustee shall not be liable for the performance of such person in carrying out such responsibility except as otherwise provided by ERISA. The term Trustee shall include any delegate of the Trustee as may be provided in the Trust Agreement.

A “Trust Fund” means any fund maintained under the Trust by the Trustee.

A “Valuation Date” means the last day of each Plan Year quarter and any other date or dates designated by the Sponsor and communicated in writing to the Trustee for the purpose of valuing the General Fund and each Investment Fund and adjusting Accounts and Sub-Accounts hereunder, which other dates need not be uniform with respect to the General Fund, each Investment Fund, Account, or Sub-Account.

The “Vesting Service” of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his vested interest in his Employer Contributions Sub-Account, if Employer Contributions are provided for under either Article VI or Article XXII.

1.2 Interpretation

Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

ARTICLE II

SERVICE

2.1 Special Definitions

For purposes of this Article, the following terms have the following meanings.

A “break in service” means any “computation period” (for purposes of determining Eligibility Service) during which a person completes fewer than 501 Hours of Service except that no person shall incur a “break in service” solely by reason of temporary absence from work not exceeding 12 months resulting from illness, layoff, or other cause if authorized in advance by an Employer or a Related Company pursuant to its uniform leave policy, if his employment shall not otherwise be terminated during the period of such absence.

A “computation period” for purposes of determining an employee’s years of Eligibility Service means (i) the 12-consecutive-month period beginning on the first date he completes an Hour of Service, and (ii) each Plan Year beginning after such date; provided, however, that if an employee first completed an Hour of Service prior to the effective date of the Plan, a Plan Year shall not mean any short Plan Year beginning on the effective date of the Plan, if any, but shall mean any 12-consecutive-month period beginning before the effective date of the Plan that would have been a Plan Year if the Plan had been in effect.

A “computation period” for purposes of determining an employee’s years of Vesting Service means each Plan Year; provided, however, that if an employee first completed an Hour of Service prior to the effective date of the Plan, a Plan Year shall not mean any short Plan Year beginning on the effective date of the Plan, if any, but shall mean any 12-consecutive-month period beginning before the effective date of the Plan that would have been a Plan Year if the Plan had been in effect.

A “maternity/paternity absence” means a person’s absence from employment with an Employer or a Related Company because of the person’s pregnancy, the birth of the person’s child, the placement of a child with the person in connection with the person’s adoption of the child, or the caring for the person’s child immediately following the child’s birth or adoption. A person’s absence from employment will not be considered a maternity/paternity absence unless the person furnishes the Administrator such timely information as may reasonably be required to establish that the absence was for one of the purposes enumerated in this paragraph and to establish the number of days of absence attributable to such purpose.

2.2 Crediting of Hours of Service

A person shall be credited with an Hour of Service for:

(a)	Each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer, a Predecessor Employer, or a Related Company during the applicable period; provided, however, that hours compensated at a premium rate shall be treated as straight-time hours.

(b)	Subject to the provisions of Section 2.4, each hour for which he is paid, or entitled to payment, by an Employer, a Predecessor Employer, or a Related Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty, or leave of absence.

(c)	Each hour for which he would have been scheduled to work for an Employer, a Predecessor Employer, or a Related Company during the period that he is absent from work because of service with the armed forces of the United States provided he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and returns to work with an Employer or a Related Company within the period during which he retains such reemployment rights; provided, however, that the same Hour of Service shall not be credited under paragraph (b) of this Section and under this paragraph (c).

(d)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer, a Predecessor Employer, or a Related Company; provided, however, that the same Hour of Service shall not be credited both under paragraph (a) or (b) or (c) of this Section, as the case may be, and under this paragraph (d); and provided, further, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in such paragraph (b) shall be subject to the limitations set forth therein and in Section 2.4.

(e)	Solely for purposes of determining whether a person who is on a “maternity/paternity absence” has incurred a Break in Service or a “break in service”, as applicable, for a “computation period”, Hours of Service shall include those hours with which such person would otherwise have been credited but for such “maternity/paternity absence”, or shall include eight Hours of Service for each day of “maternity/paternity absence” if the actual hours to be credited cannot be determined; except that not more than the minimum number of hours required to prevent a Break in Service or a “break in service”, as applicable, shall be credited by reason of any “maternity/paternity absence”; provided, however, that any hours included as Hours of Service pursuant to this paragraph shall be credited to the “computation period” in which the absence from employment begins, if such person otherwise would incur a Break in Service or a “break in service”, as applicable, in such “computation period”, or, in any other case, to the immediately following “computation period”.

(f)	Solely for purposes of determining whether he has incurred a Break in Service or a “break in service”, as applicable, each hour for which he would have been scheduled to work for an Employer, a Predecessor Employer, or a Related Company during the period of time that he is absent from work on an approved leave of absence pursuant to the Family and Medical Leave Act of 1993; provided, however, that Hours of Service shall not be credited to an employee under this paragraph if the employee fails to return to employment with an Employer or a Related Company following such leave.

Except as otherwise specifically provided with respect to Predecessor Employers, Hours of Service shall not be credited for employment with a corporation or business prior to the date such corporation or business becomes a Related Company.

2.3 Hours of Service Equivalencies

Notwithstanding any other provision of the Plan to the contrary, if an Employer does not maintain records that accurately reflect actual hours of service creditable to a person hereunder, such person shall be credited with 190 Hours of Service for each month in which he performs an Hour of Service.

2.4 Limitations on Crediting of Hours of Service

In the application of the provisions of paragraph (b) of Section 2.2, the following shall apply:

(a)	An hour for which a person is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to him if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws.

(b)	Hours of Service shall not be credited with respect to a payment which solely reimburses a person for medical or medically-related expenses incurred by him.

(c)	A payment shall be deemed to be made by or due from an Employer, a Predecessor Employer, or a Related Company (i) regardless of whether such payment is made by or due from such employer directly or indirectly, through (among others) a trust fund or insurer to which any such employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular persons or are on behalf of a group of persons in the aggregate.

(d)	No more than 501 Hours of Service shall be credited to a person on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single “computation period”), unless no duties are performed due to service with the armed forces of the United States for which the person retains reemployment rights as provided in paragraph (c) of Section 2.2.

2.5 Department of Labor Rules

The rules set forth in paragraphs (b) and (c) of Department of Labor Regulations Section 2530.200b-2, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting Hours of Service to particular periods, are hereby incorporated into the Plan by reference.

2.6 Years of Eligibility Service

Years of Eligibility Service shall be determined in accordance with the following provisions:

(a)	An employee shall be credited with a year of Eligibility Service for each “computation period” in which he completes at least 1,000 Hours of Service.

(b)	Notwithstanding the provisions of paragraph (a), service completed by an employee prior to a “break in service” shall not be included in determining the employee’s years of Eligibility Service unless the employee completes a year of Eligibility Service after his “break in service” and either (i) the employee had a nonforfeitable right to any portion of his Account before his “break in service” commenced, or (ii) the number of his consecutive “breaks in service” is fewer than the greater of five or the aggregate number of his years of Eligibility Service before his “break in service” commenced.

2.7 Years of Vesting Service

Years of Vesting Service shall be determined in accordance with the following provisions:

(a)	An employee shall be credited with a year of Vesting Service for each “computation period” during which he completes at least 1,000 Hours of Service.

(b)	Notwithstanding the provisions of paragraph (a), the following service shall not be included in determining an employee’s years of Vesting Service:

(i)	Service completed by the employee prior to his attainment of age 18.

(ii)	Service completed by an employee prior to a Break in Service, unless the employee completes a year of Vesting Service after his Break in Service and either

(A)	the employee had a nonforfeitable right to any portion of his Account before his Break in Service commenced, or

(B)	the number of his consecutive Breaks in Service is fewer than the greater of five or the aggregate number of his years of Vesting Service before his Break in Service commenced.

2.8 Exclusion of Vesting Service Completed Following a Break for Determining Vested Interest in Prior Accrued Benefit

Notwithstanding any other provision of the Plan to the contrary, Vesting Service completed by an Employee after a Break in Service shall not be included in determining his vested interest in his Account attributable to employment prior to such Break in Service if the number of his consecutive Breaks in Service is five or more.

2.9 Crediting of Hours of Service with Respect to Short Computation Periods

The following provisions shall apply with respect to crediting Hours of Service with respect to any short “computation period”:

(a)	For purposes of this Article, the following terms have the following meanings:

(i)	An “old computation period” means any “computation period” that ends immediately prior to a change in the “computation period”.

(ii)	A “short computation period” means any “computation period” of fewer than 12 consecutive months.

(b)	Notwithstanding any other provision of the Plan to the contrary, no person shall incur a Break in Service or a “break in service”, as applicable, for a short “computation period” solely because of such short “computation period”.

(c)	For purposes of determining the years of Eligibility Service to be credited to an Employee, a “computation period” shall not include the “short computation period”, but shall include the 12-consecutive-month period ending on the last day of the “short computation period” and the 12-consecutive-month period ending on the first anniversary of the last day of the “old computation period”; provided, however, that no more than one year of Eligibility Service shall be credited to an Employee with respect to such periods.

(d)	For purposes of determining the years of Vesting Service to be credited to an Employee, a “computation period” shall not include the “short computation period”, but if an Employee completes at least 1,000 Hours of Service in the 12-consecutive-month period beginning on the first day of the “short computation period”, such Employee shall be credited with a year of Vesting Service for such 12-consecutive-month period.

2.10 Crediting of Service on Transfer or Amendment

Notwithstanding any other provision of the Plan to the contrary, if an Employee is transferred from employment covered under a qualified plan maintained by an Employer or a Related Company for which service is credited based on elapsed time in accordance with Treasury Regulations Section 1.410(a)-7 to employment covered under the Plan or, prior to amendment, the Plan provided for crediting of service on the basis of elapsed time in accordance with Treasury Regulations Section 1.410(a)-7, an affected Employee shall be credited with Eligibility Service and Vesting Service hereunder as provided in Treasury Regulations Section 1.410(a)-7(f)(1).

ARTICLE III

ELIGIBILITY

3.1 Eligibility

Each Employee who was an Eligible Employee immediately prior to January 1, 2001 shall continue to be an Eligible Employee on January 1, 2001. Each other Employee shall become an Eligible Employee as of the Enrollment Date coinciding with or next following the date on which he has both attained age 18 and completed one year of Eligibility Service.

3.2 Transfers of Employment

If a person is transferred directly from employment with an Employer or with a Related Company in a capacity other than as an Employee to employment as an Employee, he shall become an Eligible Employee as of the date he is so transferred if prior to an Enrollment Date coinciding with or preceding such transfer date he has met the eligibility requirements of Section 3.1. Otherwise, the eligibility of a person who is so transferred to participate in the Plan shall be determined in accordance with Section 3.1.

3.3 Reemployment

If a former Employee who was an Eligible Employee hereunder is reemployed as an Employee, he shall become an Eligible Employee hereunder as of his reemployment date if his Eligibility Service is reinstated in accordance with the provisions of Section 2.6(b). If such former Employee’s Eligibility Service is not reinstated in accordance with the provisions of Section 2.6(b), such former Employee shall be treated as a new Employee for purposes of participation in the Plan and he shall again become an Eligible Employee in accordance with and subject to the requirements of Section 3.1.

If a former Employee who was not an Eligible Employee hereunder is reemployed as an Employee, he shall become an Eligible Employee hereunder as follows:

(a)	If such former Employee had satisfied the Eligibility Service requirement in Section 3.1 at the time of his prior termination of employment and his Eligibility Service is reinstated as provided in Section 2.6(b), he shall become an Eligible Employee as of the later of (1) the Entry Date as of which he would have become an Eligible Employee if he had continued employment as an Employee or (2) his reemployment date.

(b)	If such former Employee had not satisfied the Eligibility Service requirement in Section 3.1 at the time of his prior termination of employment, or his Eligibility Service is not reinstated as provided in Section 2.6(b), he shall become an Eligible Employee in accordance with and subject to the requirements of Section 3.1.

3.4 Notification Concerning New Eligible Employees

Each Employer shall notify the Administrator as soon as practicable of Employees becoming Eligible Employees as of any date.

3.5 Effect and Duration

Upon becoming an Eligible Employee, an Employee shall be entitled to receive allocations of Employer Contributions in accordance with the provisions of Article VI (provided he meets any applicable requirements thereunder) and shall be bound by all the terms and conditions of the Plan and the Trust Agreement. A person shall continue as an Eligible Employee eligible to participate in allocations of Employer Contributions only so long as he continues employment as an Employee.

ARTICLE IV

NO CASH OR DEFERRED ARRANGEMENT

4.1 No Cash or Deferred Arrangement

The Plan does not include a cash or deferred arrangement under Code Section 401(k).

ARTICLE V

AFTER-TAX AND ROLLOVER CONTRIBUTIONS

5.1 No After-Tax Contributions

There shall be no After-Tax Contributions made to the Plan.

5.2 No Rollover Contributions

There shall be no Rollover Contributions made to the Plan.

ARTICLE VI

EMPLOYER CONTRIBUTIONS

6.1 Contribution Period

The Contribution Period for Employer Contributions under the Plan is each Plan Year.

6.2 Employer Contributions

Each Employer may, in its discretion, make an Employer Contribution to the Plan for the Contribution Period in an amount determined by the Employer.

6.3 Allocation of Employer Contributions

Any Employer Contribution made by an Employer for a Contribution Period shall be allocated among its Eligible Employees during the Contribution Period who have met the allocation requirements for Employer Contributions described in this Article. The allocable share of each such Eligible Employee shall be in the ratio which his Compensation from the Employer for the Contribution Period bears to the aggregate of such Compensation for all such Eligible Employees.

Notwithstanding the foregoing, if there is an Exempt Loan in effect for the Contribution Period, the Employer Contribution shall first be applied to reduce the Plan’s obligations under the terms of the Exempt Loan, reduced by any interest or dividends that the Administrator has previously applied against the Plan’s obligations for such Contribution Period under the terms of the Plan. Shares of Employer Stock released from the Suspense Fund that are attributable to Employer Contributions shall be allocated among the Accounts of Eligible Employees as provided in the preceding paragraph.

In applying the provisions of this Section, Compensation earned by an Eligible Employee during a Contribution Period, but prior to the date on which the Employee first became an Eligible Employee shall be excluded in determining the Eligible Employee’s allocable share of any Employer Contribution made for the Contribution Period.

6.4 Verification of Amount of Employer Contributions by the Sponsor

The Sponsor shall verify the amount of Employer Contributions to be made by each Employer in accordance with the provisions of the Plan. Notwithstanding any other provision of the Plan to the contrary, the Sponsor shall determine the portion of the Employer Contribution to be made by each Employer with respect to an Employee who transfers from employment with one Employer as an Employee to employment with another Employer as an Employee.

6.5 Payment of Employer Contributions

Employer Contributions made for a Contribution Period shall be paid in cash, Employer Stock, or other property acceptable to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year.

6.6 Allocation Requirements for Employer Contributions

A person who was an Eligible Employee during a Contribution Period shall be eligible to receive an allocation of Employer Contributions for such Contribution Period only if (i) he is employed as an Employee on the last day of the Contribution Period and (ii) he has completed at least 1,000 Hours of Service during the Contribution Period. The number of Hours of Service required to receive an allocation of Employer Contributions hereunder shall be pro-rated for any short Contribution Period.

6.7 Exceptions to Allocation Requirements for Employer Contributions

Notwithstanding any other provision of the Plan to the contrary, the last day allocation requirement described above shall not apply to a person who terminates employment during the Contribution Period on or after his Normal or Early Retirement Date or because of death or Disability.

6.8 Vesting of Employer Contributions

A Participant’s vested interest in his Employer Contributions Sub-Account, other than his Merged ESOP Sub-Account, shall be determined in accordance with the following schedule:

Years of Vesting Service	Vested Interest
Less than 2	0%
2, but less than 3	20%
3, but less than 4	30%
4, but less than 5	40%
5, but less than 6	60%
6, but less than 7	80%
7 or more	100%

A Participant’s vested interest in his Merged ESOP Sub-Account that is attributable to contributions and forfeitures allocated to such account prior to January 1, 1991 shall be determined in accordance with the following schedule:

Years of Vesting Service	Vested Interest
Less than 3	0%
3, but less than 4	20%
4, but less than 5	40%
5, but less than 6	60%
6, but less than 7	80%
7 or more	100%

A Participant’s vested interest in his Merged ESOP Sub-Account that is attributable to contributions and forfeitures allocated to such account after December 31, 1990, but before January 1, 1999, shall be determined in accordance with the following schedule:

Years of Vesting Service	Vested Interest
Less than 1	0%
1, but less than 2	10%
2, but less than 3	25%
3, but less than 4	50%
4, but less than 5	75%
5 or more	100%

Notwithstanding the foregoing, if a Participant is employed by an Employer or a Related Company on his Normal Retirement Date, the date he becomes Disabled, or the date he dies, his vested interest in his Employer Contributions Sub-Account shall be 100 percent.

6.9 Election of Former Vesting Schedule

If the Sponsor adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant’s vested interest in his Employer Contributions Sub-Account, any Participant with three or more years of Vesting Service shall have a right to have his vested interest in his Employer Contributions Sub-Account continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Employer Contributions Sub-Account under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing, a Participant’s vested interest in his Employer Contributions Sub-Account on the effective date of such an amendment shall not be less than his vested interest in his Employer Contributions Sub-Account immediately prior to the effective date of the amendment.

ARTICLE VII

LIMITATIONS ON CONTRIBUTIONS

7.1 Definitions

For purposes of this Article, the following terms have the following meanings:

The “annual addition” with respect to a Participant for a “limitation year” means the sum of the Employer Contributions, and forfeitures allocated to his Account for the “limitation year” (including any “excess contributions” that are distributed pursuant to this Article), the employer contributions, “employee contributions”, and forfeitures allocated to his accounts for the “limitation year” under any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and amounts described in Code Sections 415(l)(2) and 419A(d)(2) allocated to his account for the “limitation year”.

An “elective contribution” means any employer contribution made to a plan maintained by an Employer or a Related Company on behalf of a Participant in lieu of cash compensation pursuant to his written election to defer under any qualified CODA as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, or any plan as described in Code Section 501(c)(18), and any contribution made on behalf of the Participant by an Employer or a Related Company for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement.

An “employee contribution” means any employee after-tax contribution allocated to an Eligible Employee’s account under any qualified plan of an Employer or a Related Company.

A “limitation year” means the Plan Year.

7.2 Code Section 415 Limitations on Crediting of Contributions and Forfeitures

Notwithstanding any other provision of the Plan to the contrary, the “annual addition” with respect to a Participant for a “limitation year” shall in no event exceed the lesser of (i) $30,000 (adjusted as provided in Code Section 415(d)) or (ii) 25 percent of the Participant’s compensation, as defined in Code Section 415(c)(3) and regulations issued thereunder, for the “limitation year”; provided, however, that the limit in clause (i) shall be pro-rated for any short “limitation year”. The limitations contained in this Section 7.2 shall not apply to forfeitures of shares of Employer Stock if such shares were acquired with the proceeds of an Exempt Loan and shall not apply to Employer Contributions that are applied by the Trustee to the repayment of interest on an Exempt Loan and are charged against the Participant’s Account. The provisions of this preceding sentence shall apply only to a Plan Year in which no more than one-third of Employer Contributions which are deductible under Code Section 404(a)(9) are allocated to the Accounts of Participants who are Highly Compensated Employees.

If for any Plan Year Employer Contributions are used to repay an Exempt Loan and shares of Employer Stock are thereby released from the Suspense Fund, the annual additions for the Plan Year with respect to such shares shall be determined based upon the amount of the Employer Contributions used to repay the Exempt Loan.

If the “annual addition” to the Account of a Participant in any “limitation year” would otherwise exceed the amount that may be applied for his benefit under the limitation contained in this Section, the limitation shall be satisfied by reducing Employer Contributions and forfeitures otherwise allocable to the Participant’s Account to the extent necessary in the following order:

Forfeitures otherwise allocable to the Participant’s Account for the “limitation year” that are not invested in Employer Stock acquired with the proceeds of an Exempt Loan, if any, shall be reduced.

Employer Contributions otherwise allocable to the Participant’s Account for the “limitation year” that are not invested in Employer Stock acquired with the proceeds of an Exempt Loan, if any, shall be reduced.

Employer Contributions otherwise allocable to the Participant’s Account for the “limitation year” that are invested in Employer Stock acquired with the proceeds of an Exempt Loan, if any, shall be reduced.

The amount of any reduction of Employer Contributions shall be deemed a forfeiture for the “limitation year”.

Amounts deemed to be forfeited under this Section shall be allocated and re-allocated among eligible Participants, unless such allocation or re-allocation would cause all eligible Participants to exceed the limitations contained in this Section. If any excess remains after allocation and re- allocation has been made as provided in the preceding sentence, then such excess shall be held unallocated in a suspense account established for the “limitation year” and shall be allocated and re-allocated among eligible Participants for the next succeeding “limitation year”. If a suspense account is in existence at any time during a “limitation year”, all amounts in the suspense account must be allocated to Participants’ Accounts (subject to the limitations contained herein) before any further contributions that would constitute “annual additions” may be made to the Plan. No suspense account established hereunder shall share in any increase or decrease in the net worth of the Trust.

For purposes of this Article, excesses shall result only from the allocation of forfeitures, a reasonable error in estimating a Participant’s annual compensation (as defined in Code Section 415(c)(3) and regulations issued thereunder), a reasonable error in determining the amount of “elective contributions” that may be made with respect to any Participant under the limits of Code Section 415, or other limited facts and circumstances that justify the availability of the provisions set forth above.

7.3 Application of Code Section 415 Limitations Where Participant is Covered Under Other Qualified Defined Contribution Plan

If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and if the “annual addition” for the “limitation year” would otherwise exceed the amount that may be applied for the Participant’s benefit under the limitation contained in the preceding Section, such excess shall be reduced first by reducing “annual additions” under the Plan as provided in the preceding Section. If the limitation contained in the preceding Section still is not satisfied, such excess shall be reduced as provided in the defined contribution plans other than the Plan.

7.4 Scope of Limitations

The Code Section 415 limitations contained in the preceding Sections shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in Code Section 415(k). For purposes of applying the Code Section 415 limitations contained in the preceding Sections, the term “Related Company” shall be adjusted as provided in Code Section 415(h).

7.5 Code Section 1042 Sale Limitations

No portion of the Trust Fund attributable to (or allocable in lieu of) Employer Stock acquired by the Plan after October 22, 1986 in a sale to which Code Section 1042 (or for estates of decedents who died prior to December 20, 1989, Code Section 2057) applies may accrue or be allocated directly or indirectly under any plan maintained by the Employer

(a)	during the “nonallocation period”, as defined herein, for the benefit of (1) any taxpayer who makes an election under Code Section 1024 with respect to Employer Stock (or any decedent if the executor of the decedent’s estate makes a qualified sale to which Code Section 2057 applies) or (2) any individual who is related to the taxpayer (or decedent) within the meaning of Code Section 267(b); or

(b)	for the benefit of any other person who owns (after application of Code Section 318(a), without regard to the employee trust exception in Code Section 318(a)(2)(B)(i)) more than 25 percent of (1) any class of outstanding stock of the Employer or a Related Company which issued such Employer Stock or (2) the total value of any class of outstanding stock of the Employer or any Related Company.

Notwithstanding the foregoing, the provisions of (a)(2) above shall not apply to lineal descendants of a taxpayer provided that the aggregate amount allocated to the benefit of all such lineal descendants during the “nonallocation period” does not exceed more than five percent of the Employer Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code Section 267(c)(4)) in a transaction to which Code Section 1042 or 2057 is applied.

A person shall be treated as not satisfying the stock ownership provisions of paragraph (b) above if such person does not satisfy such provisions (1) at any time during the one-year period ending on the date of sale of Employer Stock to the Plan or (2) on the date as of which Employer Stock is allocated to Participants in the Plan.

For purposes of this Section, the “nonallocation period” means the period beginning on the date of sale of the Employer Stock and ending on the later of (i) the date which is ten years after the date of sale or (ii) the date the final payment of the Exempt Loan incurred in connection with the sale is allocated among Eligible Employees.

ARTICLE VIII

TRUST FUNDS AND ACCOUNTS

8.1 General Fund

The Trustee shall maintain a General Fund as required to hold and administer any assets of the Trust that are not allocated to an Investment Fund or the Suspense Fund. The General Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the General Fund shall be an undivided interest.

8.2 Employer Stock Investment Fund

The Sponsor shall direct the establishment and maintenance of an Employer Stock Investment Fund to which Employer Contributions, dividends, and Employer Stock released from the Suspense Fund shall be allocated. The Employer Stock Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the Employer Stock Investment Fund shall be an undivided interest. The Employer Stock Investment Fund is intended to be invested primarily in Employer Stock.

8.3 Suspense Fund

The Sponsor shall direct the establishment and maintenance of a Suspense Fund to hold all shares of Employer Stock acquired with the proceeds of an Exempt Loan pending their release from encumbrance and allocation to Participants’ Accounts. The Suspense Fund shall be held and administered as a separate trust fund.

8.4 Diversification Investment Funds

If the Sponsor determines to satisfy the diversification requirements of Section 10.2 by offering alternative investment options under the Plan, the Trustee shall maintain at least three distinct diversification Investment Funds in addition to the Employer Stock Investment Fund. The Sponsor shall determine the number and type of diversification Investment Funds and shall communicate the same and any changes to the Administrator and the Trustee. Each diversification Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in any diversification Investment Fund shall be an undivided interest.

8.5 Income on Trust

Except as otherwise specifically provided in Article XI, any dividends, interest, distributions, or other income received by the Trustee with respect to any Trust Fund maintained hereunder shall be allocated by the Trustee to the Trust Fund for which the income was received.

8.6 Participant Accounts

As of the first date a contribution is made by or on behalf of an Employee there shall be established an Account in his name reflecting his interest in the Trust. Each Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of each Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein.

8.7 Sub-Accounts

A Participant’s Account shall be divided into such separate, individual Sub-Accounts as are necessary or appropriate to reflect the Participant’s interest in the Trust.

ARTICLE IX

LIFE INSURANCE CONTRACTS

9.1 Purchase of Contracts

Upon written instructions from the Administrator, the Trustee shall apply a portion of the interest of a Participant in the Trust toward the purchase, from a legal reserve life insurance company, of a life insurance contract or contracts, including a term life insurance contract or contracts, on the life of such Participant; provided, however, that if any portion of a Participant’s interest is used during any year to purchase such a contract, each other Participant shall be given the option to have the same proportion of his interest applied toward the purchase of such a contract for him. All such contracts shall designate the Trustee as the sole owner with exclusive power to exercise all rights, privileges, options and elections granted or permitted thereunder; provided, however, that the exercise of such power by the Trustee shall be subject to the right of the Administrator to direct the Trustee with respect thereto or to require the Trustee to obtain its approval before exercising any such power. Amounts needed to purchase a life insurance contract or contracts shall be charged against the Participant’s Account.

9.2 Payment of Premiums

The Trustee, upon written instructions from the Administrator, shall pay each premium on any such contract or contracts held for a Participant and shall charge such premium payment to the Account of such Participant. The Trustee shall be under no obligation to pay any premium, however, unless there are sufficient funds available from the interest of such Participant in the Trust to make such payment. Each contract shall provide that all dividends and other credits payable thereunder, if any, shall be applied in reduction of premiums, except that any postmortem or termination dividend shall be added to and become a part of the proceeds payable to the beneficiary under the contract.

9.3 Overriding Conditions and Limitations

Notwithstanding any other provision of the Plan to the contrary, the provisions of this Section shall govern:

(a)	In the event of any conflict between the provisions of the Plan and the terms of any insurance contract or contracts purchased pursuant to this Article, the provisions of the Plan shall control.

(b)	At no time shall the aggregate of the premiums paid for any ordinary life or term life insurance contract or contracts upon the life of any Participant hereunder equal or exceed

(i)	if only ordinary life insurance contracts upon the life of such Participant are held hereunder, 50 percent of the Employer Contributions allocated to him under the Plan; or

(ii)	if only term life insurance contracts upon the life of such Participant are held hereunder, 25 percent of the Employer Contributions allocated to him under the Plan.

If both ordinary life and term life insurance contracts upon the life of any Participant are held hereunder, at no time shall the aggregate of one-half of the premiums paid for any ordinary life insurance contracts plus the premiums paid for any term life insurance contract equal or exceed 25 percent of the Employer Contributions allocated to him under the Plan. In order to comply with these limitations, the Administrator shall in writing direct the Trustee to take such action with respect to any such contract or contracts held by it as the Administrator shall deem advisable, including, but not limited to, conversion to paid-up basis or surrender of such contract or contracts or any part or parts thereof.

(c)	At all times each such contract upon the life of any Participant shall be held by the Trustee separate and apart from the Trust. The value of such contract shall not be taken into account in valuing the assets of the Trust nor shall such value be considered in determining the amount of a Participant’s interest in the Trust.

(d)	A Participant, with such advance written notice as may be required by the Administrator, may elect to have the purchase of insurance on his life discontinued. Any such notice shall specify the date on which such purchase is to be discontinued, but in no event shall any such notice be effective with respect to premiums which have been paid. Upon receipt of such notice, the Administrator shall in writing direct the Trustee to surrender any contract or contracts held on the Participant’s life on the date specified in the notice. The cash surrender value, if any, of any such contracts shall be added to the Trust when received by the Trustee and shall be credited to the Participant’s Account. The Participant’s vested interest in the cash surrender value of any such contract shall be determined as provided in paragraph (a) of Section 9.5.

9.4 Death Benefits

Upon the death of any Participant on whose life any contract is held hereunder prior to his termination of employment with his Employer and all Related Companies, the proceeds of such contract shall be paid to the Trustee for deposit in the Participant’s Account, to be paid to the Participant’s Beneficiary in accordance with the distribution provisions of the Plan.

ARTICLE X

INVESTMENT OF CONTRIBUTIONS

10.1 Investment in Employer Stock

The Plan is intended to be invested primarily in Employer Stock. The Trustee shall invest the assets of the Trust in accordance with the terms of the Plan and the Trust Agreement.

10.2 Diversification Requirements

A “qualified Participant”, as defined below, may elect within 90 days of the close of each Plan Year during the Participant’s “qualified election period”, as defined below, to direct diversification of his shares of Employer Stock as provided hereunder. The maximum number of shares of Employer Stock that a Participant may elect to diversify shall be equal to 25 percent of the total number of shares ever allocated to the Participant’s Account, reduced by the number of shares the Participant has previously elected to diversify; provided, however, that the 25 percent limit shall be increased to 50 percent for the last Plan Year in the Participant’s “qualified election period”.

The Sponsor may determine to allow “qualified Participants” to diversify their Accounts by offering one or a combination of the following diversification options:

(a)	Distribution to the Participant of all or a portion of his vested interest in his Account that is subject to diversification. Subject to the provisions of Section 16.7, such distribution may be made in cash or in Employer Stock, as elected by the Participant.

(b)	Provision under the Plan of at least three distinct Investment Fund options that meet the requirements of regulations issued under Code Section 401(a)(28) to which the Participant may direct investment of all or a portion of his vested interest in his Account that is subject to diversification.

(c)	Transfer of all or a portion of the Participant’s vested interest in his Account that is subject to diversification to another qualified plan that provides at least three distinct investment options that meet the requirements of regulations issued under Code Section 401(a)(28).

Action must be taken in accordance with a Participant’s diversification election within 90 days of the close of the period during which the Participant is eligible to make a diversification election

For purposes of this Section, the following terms have the following meaning:

(d)	A “qualified Participant” means a Participant who has attained age 55 and has completed at least ten years of participation under the Plan.

(e)	The “qualified election period” means the six-Plan Year period beginning with the Plan Year in which a Participant first becomes a “qualified Participant”.

ARTICLE XI

CREDITING AND VALUING ACCOUNTS

11.1 Crediting Accounts

All contributions made under the provisions of the Plan shall be credited to Accounts in the Trust Funds by the Trustee, in accordance with procedures established in writing by the Administrator, either when received or on the succeeding Valuation Date after valuation of the Trust Fund has been completed for such Valuation Date as provided in Section 11.2, as shall be determined by the Administrator.

11.2 Valuing Accounts

The Trust Funds and any Accounts in the Trust Funds shall be valued by the Trustee on the Valuation Date, in accordance with procedures established in writing by the Administrator, either in the manner adopted by the Trustee and approved by the Administrator or in the manner set forth in Section 11.3 as Plan valuation procedures, as determined by the Administrator.

11.3 Plan Valuation Procedures

With respect to the Trust Funds, the Administrator may determine that the following valuation procedures shall be applied. As of each Valuation Date hereunder, the portion of any Accounts in a Trust Fund shall be adjusted to reflect any increase or decrease in the value of the Trust Fund for the period of time occurring since the immediately preceding Valuation Date for the Trust Fund (the “valuation period”) in the following manner:

(a)	First, the value of the Trust Fund shall be determined by valuing all of the assets of the Trust Fund at fair market value.

(b)	Next, the net increase or decrease in the value of the Trust Fund attributable to net income and all profits and losses, realized and unrealized, during the valuation period shall be determined on the basis of the valuation under paragraph (a) taking into account appropriate adjustments for contributions and transfers to and distributions, withdrawals, and transfers from such Trust Fund during the valuation period. The net increase or decrease in the value of a Trust Fund shall be determined without regard to the following:

(1)	any interest paid under any installment contract for the purchase of Employer Stock;

(2)	any interest paid on any loan used to purchase Employer Stock; or

(3)	income received with respect to Employer Stock acquired with the proceeds of an Exempt Loan.

All income received by a Trust Fund from Employer Stock acquired with the proceeds of an Exempt Loan may, in the discretion of the Administrator, be used to repay such Exempt Loan.

(c)	Finally, the net increase or decrease in the value of the Trust Fund shall be allocated among Accounts in the Trust Fund in the ratio of the balance of the portion of such Account in the Trust Fund as of the preceding Valuation Date less any distributions, withdrawals, and transfers from such Account balance in the Trust Fund since the Valuation Date to the aggregate balances of the portions of all Accounts in the Trust Fund similarly adjusted, and each Account in the Trust Fund shall be credited or charged with the amount of its allocated share. Notwithstanding the foregoing, the Administrator may adopt such accounting procedures as it considers appropriate and equitable to establish a proportionate crediting of net increase or decrease in the value of the Trust Fund for contributions and transfers to and distributions, withdrawals, and transfers from such Trust Fund made by or on behalf of a Participant during the valuation period.

11.4 Finality of Determinations

The Trustee shall have exclusive responsibility for determining the value of each Account maintained hereunder. The Trustee’s determinations thereof shall be conclusive upon all interested parties.

11.5 Notification

Within a reasonable period of time after the end of each Plan Year, the Administrator shall notify each Participant and Beneficiary of the value of his Account and Sub-Accounts as of a Valuation Date during the Plan Year.

11.6 Disposition of Dividends on Allocated Shares

Stock dividends on shares of Employer Stock held in a Participant’s Employer Stock Sub-Account shall be credited to the Participant’s Employer Stock Sub-Account. Cash dividends on Employer Stock held in a Participant’s Employer Stock Sub-Account shall, in the discretion of the Administrator, be:

(a)	credited to the Participant’s Cash Sub-Account;

(b)	used to repay an Exempt Loan; or

(c)	paid in cash to the Participant or the Participant’s Beneficiary. If payment is to be made in cash to the Participant or the Participant’s Beneficiary, the Administrator shall direct the Employer to pay the dividends either:

(1)	in cash directly to Participants, former Participants, and Beneficiaries in proportion to their respective interests in the Employer Stock Investment Fund as of the record date for such dividends, as described in Code Section 404(k), or

(2)	in cash to the Trustee for distribution to the Participants, former Participants, and Beneficiaries.

If cash dividends are paid directly to the Trustee for distribution pursuant to paragraph (c)(2) above, the Trustee shall distribute such dividends in cash to Participants, former Participants, and Beneficiaries in proportion to their respective interests in the Employer Stock Investment Fund as of the record date for such dividends, which distribution shall be made based on a schedule determined by the Administrator, but not later than 90 days after the close of the Plan Year in which such dividends are paid.

If cash dividends are used to repay an Exempt Loan pursuant to paragraph (b) above, Employer Stock shall be released from the Suspense Fund and allocated to a Participant’s Employer Stock Sub-Account in the ratio that the Participant’s total number of shares of Employer Stock sharing in such cash dividends bears to the aggregate number of shares of such Employer Stock of all Participants. Employer Stock allocated to a Participant’s Employer Stock Sub-Account hereunder shall have a fair market value not less than the amount of cash dividends that would have been distributable to the Participant pursuant to paragraph (c) above.

11.7 Disposition of Income Earned on Unallocated Employer Stock

Any income earned with respect to Employer Stock held in the Suspense Account may be used, at the discretion of the Administrator, to repay an Exempt Loan. Employer Stock that is released from encumbrance with respect to such income and any such income that is not used to repay an Exempt Loan shall be allocated as of the Valuation Date in the ratio that a Participant’s Account balance after the allocation of all other earnings and losses bears to the aggregate Account balances of all Participants after the allocation of all other earnings and losses.

ARTICLE XII

EXEMPT LOANS

12.1 Purpose of Exempt Loan

The proceeds of any Exempt Loan must be used within a reasonable period of time to (a) acquire Employer Stock, (b) repay the Exempt Loan, or (c) repay a prior Exempt Loan.

12.2 Restrictions on Exempt Loans

Any Exempt Loan must satisfy all of the following requirements:

(a)	The Exempt Loan is primarily for the benefit of Participants and their Beneficiaries. All facts and circumstances surrounding the Exempt Loan shall be considered in determining whether this requirement has been satisfied, including:

(1)	Whether at the time the Exempt Loan is made, the interest rate charged under the terms of the Exempt Loan and the price of the Employer Stock to be acquired with the proceeds of the Exempt Loan is such that Plan assets shall not be drained off.

(2)	Whether the Exempt Loan is at least as favorable to the Plan as the terms of a comparable loan resulting from arms’ length negotiation between independent parties.

(b)	The interest rate charged under the terms of the Exempt Loan is a reasonable rate of interest.

(c)	The collateral pledged to the creditor by the Plan consists only of Employer Stock purchased with the borrowed funds.

(d)	Under the terms of the Exempt Loan, the creditor has no recourse against Plan assets except with respect to the collateral described in paragraph (c) above, earnings attributable to such collateral, and Employer Contributions (other than contributions made in Employer Stock) made to meet current obligations under the Exempt Loan and earnings attributable to such contributions.

(e)	Under the terms of the Exempt Loan, the shares of Employer Stock held as collateral for the loan that are to be released each Plan Year shall equal the product of (i) the number of encumbered shares of Employer Stock held before the release of shares for the current Plan Year multiplied by (ii) a fraction, the numerator of which is the amount of principal and interest paid for the current Plan Year and the denominator of which is the sum of the amount of principal and interest paid for the current Plan Year plus the principal and interest to be paid for all future Plan Years.

(f)	The Exempt Loan is for a specified term and is not payable on demand of any person, except in the case of default.

(g)	In the event of a default on an Exempt Loan, the value of the Trust Fund transferred in satisfaction of the Exempt Loan shall not exceed the amount of the default. If the lender is a Disqualified Person, the Exempt Loan must provide for the transfer of Trust Funds only upon and to the extent of the failure of the Plan to meet the payment schedule under the Exempt Loan.

(h)	Payments made on the Exempt Loan during a Plan Year shall not exceed: (1) the sum over all the Plan Years during the term of the Exempt Loan of all Employer Contributions and cash dividends paid by the Employer to the Plan with respect to such Exempt Loan and earnings on such contributions and dividends, less (2) the sum of all Exempt Loan payments during the preceding Plan Years. A separate accounting shall be maintained for such Employer Contributions, cash dividends, and earnings until the Exempt Loan is repaid.

12.3 Sale or Repurchase of Shares of Employer Stock

Except as otherwise specifically provided in Section 16.8, no share of Employer Stock acquired with the proceeds of an Exempt Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by or when distributed from the Trust, whether or not the Exempt Loan has been repaid or the Plan ceases to be an employee stock ownership plan. Subject to any right of first refusal provided in accordance with regulations issued under Code Section 4975(e), no person may be required to sell shares to the Employers, nor may the Trust enter into an agreement that obligates the Trust to purchase Shares upon the death of a shareholder of an Employer.

ARTICLE XIII

WITHDRAWALS WHILE EMPLOYED

13.1 No In-Service Withdrawals

Except as otherwise specifically provided in Article XV, no Participant who is employed by an Employer or a Related Company shall be eligible to withdraw any portion of his Participant Account under the Plan.

ARTICLE XIV

TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

14.1 Termination of Employment and Settlement Date

A Participant’s Settlement Date shall occur on the date he terminates employment with the Employers and all Related Companies because of death, disability, retirement, or other termination of employment. Written notice of a Participant’s Settlement Date shall be given by the Administrator to the Trustee.

14.2 Separate Accounting for Non-Vested Amounts

If as of a Participant’s Settlement Date the Participant’s vested interest in his Employer Contributions Sub-Account is less than 100 percent, that portion of his Employer Contributions Sub-Account that is not vested shall be accounted for separately from the vested portion and shall be disposed of as provided in the following Section. If prior to such Settlement Date the Participant received a distribution under the Plan, his vested interest in his Employer Contributions Sub-Account shall be an amount (“X”) determined by the following formula:

X = P(AB + D) - D

For purposes of the formula:

P	=	The Participant’s vested interest in his Employer Contributions Sub-Account on the date distribution is to be made.

AB	=	The balance of the Participant’s Employer Contributions Sub-Account as of the Valuation Date immediately preceding the date distribution is to be made.

D	=	The amount of all prior distributions from the Participant’s Employer Contributions Sub-Account.

14.3 Disposition of Non-Vested Amounts

That portion of a Participant’s Employer Contributions Sub-Account that is not vested upon the occurrence of his Settlement Date shall be disposed of as follows:

(a)	If the Participant has no vested interest in his Account upon the occurrence of his Settlement Date or his vested interest in his Account as of the date of distribution does not exceed $5,000, resulting in the distribution or deemed distribution to the Participant of his entire vested interest in his Account, the non-vested balance remaining in the Participant’s Employer Contributions Sub-Account shall be forfeited and his Account closed as of (i) the Participant’s Settlement Date, if the Participant has no vested interest in his Account and is therefore deemed to have received distribution on that date, or (ii) the date actual distribution is made to the Participant.

(b)	If the Participant’s vested interest in his Account exceeds $5,000 and the Participant is eligible for and consents in writing to a single sum payment of his vested interest in his Account, the non-vested balance remaining in the Participant’s Employer Contributions Sub-Account shall be forfeited and his Account closed as of the date the single sum payment occurs, provided that such distribution is made because of the Participant’s Settlement Date. A distribution is deemed to be made because of a Participant’s Settlement Date if it occurs prior to the end of the second Plan Year beginning on or after the Participant’s Settlement Date.

(c)	If neither paragraph (a) nor paragraph (b) is applicable, the non-vested balance remaining in the Participant’s Employer Contributions Sub-Account shall continue to be held in such Sub-Account and shall not be forfeited until the date the Participant incurs five consecutive Breaks in Service.

14.4 Treatment of Forfeited Amounts

Whenever the non-vested balance of a Participant’s Employer Contributions Sub-Account is forfeited during a Plan Year in accordance with the provisions of the preceding Section, such forfeiture shall first be used to restore the forfeited Accounts of reemployed Participants who satisfy the requirements of Section 14.5 during such Plan Year and, if any forfeitures remain, then shall be allocated among the Accounts of Participants who are Eligible Employees during the Plan Year for which the forfeiture is being allocated, are employed by the Employer for which the Participant whose Account is being forfeited last performed services, and have met the allocation requirements for Employer Contributions described in Article VI. Any forfeited amounts shall be allocated in the ratio which an eligible Participant’s Compensation for the Plan Year from the Employer for which the Participant whose Account is being forfeited last performed services bears to the aggregate of such Compensation for all such eligible Participants. Forfeitures credited to a Participant’s Account hereunder shall be credited to his Employer Contributions Sub-Account. A Participant’s vested interest in amounts attributable to forfeitures allocated to his Employer Contributions Sub-Account shall be determined under the vesting schedule otherwise applicable to such Sub-Account pursuant to Article VI.

14.5 Recrediting of Forfeited Amounts

A former Participant who forfeited the non-vested portion of his Employer Contributions Sub-Account in accordance with the provisions of paragraph (a) or (b) of Section 14.3 and who is reemployed by an Employer or a Related Company shall have such forfeited amounts recredited to a new Account in his name, without adjustment for interim gains or losses experienced by the Trust, if:

(a)	he returns to employment with an Employer or a Related Company before he incurs five consecutive Breaks in Service commencing after the date he received, or is deemed to have received, distribution of his vested interest in his Account;

(b)	he resumes employment covered under the Plan before the earlier of (i) the end of the five-year period beginning on the date he is reemployed or (ii) the date he incurs five consecutive Breaks in Service commencing after the date he received, or is deemed to have received, distribution of his vested interest in his Account; and

(c)	if he received actual distribution of his vested interest in his Account, he repays to the Plan the full amount of such distribution that is attributable to Employer Contributions before the earlier of (i) the end of the five year period beginning on the date he is reemployed or (ii) the date he incurs five consecutive Breaks in Service commencing after the date he received distribution of his vested interest in his Account.

Funds needed in any Plan Year to recredit the Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from forfeitures that arise during such Plan Year, and then from Trust income earned in such Plan Year, to the extent that it has not yet been allocated among Participants’ Accounts as provided in Article XI, with each Trust Fund being charged with the amount of such income proportionately, unless his Employer chooses to make an additional Employer Contribution, and shall finally be provided by his Employer by way of a separate Employer Contribution.

ARTICLE XV

DISTRIBUTIONS

15.1 Distributions to Participants

A Participant whose Settlement Date occurs shall receive distribution of his vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following his Settlement Date. A Participant may elect instead to postpone distribution to his Early or Normal Retirement Date. A Participant who retires or terminates employment before his Normal Retirement Date and who does not apply for distribution is deemed to have elected to postpone distribution until his Normal Retirement Date. If a Participant who has elected to postpone payments becomes Disabled before benefit payments are scheduled to commence, he may elect an earlier distribution.

15.2 Special Commencement and Distribution Rules

Notwithstanding the provisions of Section 15.1, if the Participant so elects, distribution shall not commence later than one year after the close of the Plan Year

(a)	in which the Participant’s employment terminates (i) following the Participant’s Normal Retirement Date or (ii) because of death or Disability or

(b)	which is the fifth Plan Year following the Plan Year in which the Participant’s employment terminates for any other reason; provided, however, that this paragraph shall not apply if the Participant is reemployed prior to that date.

The provisions of this Section shall not apply to Employer Stock acquired with the proceeds of a loan described in Code Section 404(a)(9) until the close of the Plan Year in which such loan is repaid in full.

15.3 Special In-Service Distributions

A Participant who continues in employment with an Employer or a Related Company after his Normal Retirement Date may elect to receive distribution of all or any portion of his Account in the form provided under Article XVI at any time following such date.

15.4 Distributions to Beneficiaries

If a Participant dies prior to his Benefit Payment Date, his Beneficiary shall receive distribution of the Participant’s vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following the date the Beneficiary’s application for distribution is filed with the Administrator. Unless distribution is to be made over the life or over a period certain not greater than the life expectancy of the Beneficiary, distribution of the

Participant’s entire vested interest shall be made to the Beneficiary no later than the end of the fifth calendar year beginning after the Participant’s death. If distribution is to be made over the life or over a period certain no greater than the life expectancy of the Beneficiary, distribution shall commence no later than:

(a)	If the Beneficiary is not the Participant’s spouse, the end of the first calendar year beginning after the Participant’s death; or

(b)	If the Beneficiary is the Participant’s spouse, the later of (i) the end of the first calendar year beginning after the Participant’s death or (ii) the end of the calendar year in which the Participant would have attained age 70 1/2.

If distribution is to be made to a Participant’s spouse, it shall be made available within a reasonable period of time after the Participant’s death that is no less favorable than the period of time applicable to other distributions. If a Participant dies after the date distribution of his vested interest in his Account begins under this Article, but before his entire vested interest in his Account is distributed, his Beneficiary shall receive distribution of the remainder of the Participant’s vested interest in his Account beginning as soon as reasonably practicable following the Participant’s date of death in a form that provides for distribution at least as rapidly as under the form in which the Participant was receiving distribution.

15.5 Cash Outs and Participant Consent

Notwithstanding any other provision of the Plan to the contrary, if a Participant’s vested interest in his Account does not exceed $5,000, distribution of such vested interest shall be made to the Participant in a single sum payment or through a direct rollover, as described in Article XVI, as soon as reasonably practicable following his Settlement Date. If a Participant has no vested interest in his Account on his Settlement Date, he shall be deemed to have received distribution of such vested interest on his Settlement Date.

If a Participant’s vested interest in his Account exceeds $5,000, distribution shall not commence to such Participant prior to his Normal Retirement Date without the Participant’s written consent.

15.6 Required Commencement of Distribution

Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant’s vested interest in his Account shall commence to the Participant no later than the earlier of:

(a)	unless the Participant elects a later date, 60 days after the close of the Plan Year in which (i) the Participant’s Normal Retirement Date occurs, (ii) the tenth anniversary of the year in which he commenced participation in the Plan occurs, or (iii) his Settlement Date occurs, whichever is latest; or

(b)	his Required Beginning Date.

Distributions required to commence under this Section shall be made in the form provided under Article XVI and in accordance with Code Section 401(a)(9) and regulations issued thereunder, including the minimum distribution incidental benefit requirements.

15.7 Transition Rules for Required Commencement of Distribution

A Participant who is receiving required distributions under the Plan pursuant to the provisions of Code Section 401(a)(9) as in effect prior to January 1, 1997, and whose Settlement Date has not occurred shall continue to receive distributions hereunder in accordance with the provisions of the Plan in effect prior to January 1, 1998.

15.8 Reemployment of a Participant

If a Participant whose Settlement Date has occurred is reemployed by an Employer or a Related Company, he shall lose his right to any distribution or further distributions from the Trust arising from his prior Settlement Date and his interest in the Trust shall thereafter be treated in the same manner as that of any other Participant whose Settlement Date has not occurred.

15.9 Restrictions on Alienation

Except as provided in Code Section 401(a)(13) (relating to qualified domestic relations orders), Code Section 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of Treasury regulations (relating to Federal tax levies and judgments), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

15.10 Facility of Payment

If the Administrator finds that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefore shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Administrator, be paid to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any such payment shall be charged to the Account from which any such payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefore under the Plan.

15.11 Inability to Locate Payee

If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not present himself to the Administrator within a reasonable period after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Administrator determines, that benefit will be forfeited. However, if the payee later files a claim for that benefit, the benefit will be restored.

15.12 Distribution Pursuant to Qualified Domestic Relations Orders

Notwithstanding any other provision of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Code Section 414(p), regardless of whether the Participant’s Settlement Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan.

ARTICLE XVI

FORM OF PAYMENT

16.1 Normal Form of Payment

Unless a Participant, or his Beneficiary, if the Participant has died, elects the optional form of payment, distribution shall be made to the Participant, or his Beneficiary, as the case may be, in a single sum payment.

16.2 Optional Form of Payment

A Participant, or his Beneficiary, as the case may be, may elect to receive distribution of all or a portion of his Account in a series of installments over a period not exceeding the life expectancy of the Participant, or the Participant’s Beneficiary, if the Participant has died, or a period not exceeding the joint life and last survivor expectancy of the Participant and his Beneficiary. Each installment shall be equal in amount except as necessary to adjust for any changes in the value of the Participant’s Account. The determination of life expectancies shall be made on the basis of the expected return multiples in Tables V or VI of Section 1.72-9 of the Treasury regulations and shall be calculated once at the time installment payments begin.

Unless the Participant, or his Beneficiary, as the case may be, elects otherwise, distribution shall be made over a period no longer than (a) five years, with respect to a Participant whose vested interest in his Account does not exceed $500,000, or (b) five years plus one additional year (to a maximum of five additional years) for each $100,000, or fraction thereof, by which the Participant’s vested interest in his Account exceeds $500,000.

16.3 Change of Election

A Participant or Beneficiary who has elected the optional form of payment may revoke or change his election at any time prior to his Benefit Payment Date by filing his election with the Administrator in the form prescribed by the Administrator.

16.4 Direct Rollover

Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in a form of payment provided under this Article, a “qualified distributee” may elect in writing, in accordance with rules prescribed by the Administrator, to have a portion or all of any “eligible rollover distribution” paid directly by the Plan to the “eligible retirement plan” designated by the “qualified distributee”. Any such payment by the Plan to another “eligible retirement plan” shall be a direct rollover.

Notwithstanding the foregoing, a “qualified distributee” may not elect a direct rollover with respect to an “eligible rollover distribution” if the total value of such distribution is less than $200 or with respect to a portion of an “eligible rollover distribution” if the value of such portion is less than $500. For purposes of this Section, the following terms have the following meanings:

(a)	An “eligible retirement plan” means an individual retirement account described in Code Section 408(a) an individual retirement annuity described in Code Section 408(b) an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a) that accepts rollovers; provided, however, that, in the case of a direct rollover by a surviving spouse, an eligible retirement plan does not include a qualified trust described in Code Section 401(a).

(b)	An “eligible rollover distribution” means any distribution of all or any portion of the balance of a Participant’s Account; provided, however, that an eligible rollover distribution does not include the following:

(i)	any distribution to the extent such distribution is required under Code Section 401(a)(9).

(ii)	any distribution that is one of a series of substantially equal periodic payment made not less frequently than annually for the life or life expectancy of the “qualified distributee” or the joint lives or life expectancies of the “qualified distributee” and the “qualified distributee’s” designated beneficiary, or for a specified period of ten years or more.

(c)	A “qualified distributee” means a Participant, his surviving spouse, or his spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

16.5 Notice Regarding Forms of Payment

Within the 60 day period ending 30 days before a Participant’s Benefit Payment Date, the Administrator shall provide the Participant with a written explanation of his right to defer distribution until his Normal Retirement Date, or such later date as may be provided in the Plan, his right to make a direct rollover, and the forms of payment provided under the Plan. Distribution of the Participant’s Account may commence fewer than 30 days after such notice is provided to the Participant if (i) the Administrator clearly informs the Participant of his right to consider his election of whether or not to make a direct rollover or to receive a distribution prior to his Normal Retirement Date and his form of payment for a period of at least 30 days following his receipt of the notice and (ii) the Participant, after receiving the notice, affirmatively elects an early distribution.

16.6 Reemployment

If a Participant is reemployed by an Employer or a Related Company prior to receiving distribution of the entire balance of his vested interest in his Account, his prior election of a form of payment hereunder shall become ineffective.

16.7 Distribution in the Form of Employer Stock

Notwithstanding any other provision of the Plan to the contrary, to the extent that his Account is invested in Employer Stock on the date distribution is to be made to a Participant, the Participant may elect to receive distribution of all or a portion of the fair market value of such Account in the form of Employer Stock, unless the Employer’s charter or by-laws restrict ownership of Employer Stock to employees and the Trust Fund. Distribution in the form of Employer Stock shall be made in whole shares only. Partial shares shall be distributed in cash.

The by-laws or articles of incorporation of the Employer may restrict the sale or transfer of Employer Stock distributed from the Plan, provided that such restrictions apply to all Employer Stock of the same class. If such Employer Stock is subject to a right of first refusal, in no event may the Employer pay a price for such Employer Stock that is less than the price offered by any third party making a bona fide offer and in no event shall the Trust pay a price less than the fair market value of the Employer Stock.

16.8 Put Option

If distribution is made to a Participant or his Beneficiary of Employer Stock that is not readily tradable on an established securities market or of Employer Stock acquired with the proceeds of an Exempt Loan that is subject to a trading limitation, such Employer Stock shall be subject to the put option described in this Section. Employer Stock is subject to a “trading limitation” if it is subject to a restriction under Federal or State securities law or any regulation thereunder, or under an agreement (not prohibited under Section 12.3 of the Plan) that would make the Employer Stock less freely tradable than stock not subject to such restriction.

The put option shall be exercisable during the 60-day period beginning the day following the date the Employer Stock is distributed to the Participant, or his Beneficiary, if applicable. If the put option is not exercised within such period, the Participant, or his Beneficiary, if applicable, shall have an additional 60-day period beginning the first day of the Plan Year following the date the Employer Stock is distributed (or, if later, the first day following the end of the initial 60-day period, as provided in regulations issued by the Secretary of the Treasury) in which to exercise the put option. However, in the case of Employer Stock that is publicly traded without restriction when distributed but ceases to be so traded within either of the 60-day periods described herein after distribution, the Employer must notify each holder of such Employer Stock in writing on or before the tenth day after the date the Employer Stock ceases to be so traded that for the remainder of the applicable 60-day period the Employer Stock is subject to the put option. The number of days between the tenth day and the date on which notice is actually given, if later than the tenth day, must be added to the duration of the put option. The notice must inform distributees of the term of the put option that they are to hold. The terms must satisfy the requirements of this Section.

The put option is exercised by the holder notifying the Employer in writing that the put option is being exercised. The notice shall state the name and address of the holder and the number of shares to be sold. The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it because of applicable Federal or State law. The price at which a put option must be exercisable is the fair market value of the Employer Stock.

Payment under a put option involving a “total distribution”, as defined herein, shall be paid in substantially equal monthly, quarterly, semiannual, or annual installments over a period certain beginning not later than 30 days after the exercise of the put option and not extending beyond five years. Payment may be deferred if adequate security and a reasonable rate of interest on the unpaid amounts are provided. For purposes of this Section, a “total distribution” means a distribution to a Participant or his Beneficiary within one taxable year of the Participant’s entire vested interest in his Account.

Payment under a put option involving installment distributions must be paid not later than 30 days after the exercise of the put option.

Payment under a put option may not be restricted by the provisions of a loan or any other arrangement, including the terms of the Employer’s articles of incorporation, unless so required by applicable state law.

ARTICLE XVII

BENEFICIARIES

17.1 Designation of Beneficiary

An unmarried Participant’s Beneficiary shall be the person or persons designated by such Participant in accordance with rules prescribed by the Administrator. A married Participant’s Beneficiary shall be his spouse, unless the Participant designates a person or persons other than his spouse as Beneficiary with his spouse’s written consent. For purposes of this Section, a Participant shall be treated as unmarried and spousal consent shall not be required if the Participant is not married on his Benefit Payment Date.

If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving spouse, then the Beneficiary under the Plan shall be the Participant’s estate. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if the Participant has not designated another Beneficiary to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.

17.2 Spousal Consent Requirements

Any written spousal consent given pursuant to this Article must acknowledge the effect of the action taken and must be witnessed by a Plan representative or a notary public. In addition, the spouse’s written consent must either (i) specify any non-spouse Beneficiary designated by the Participant and that such Beneficiary may not be changed without written spousal consent or (ii) acknowledge that the spouse has the right to limit consent to a specific Beneficiary, but permit the Participant to change the designated Beneficiary without the spouse’s further consent. A Participant’s spouse will be deemed to have given written consent to the Participant’s designation of Beneficiary if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. Any written consent given or deemed to have been given by a Participant’s spouse hereunder shall be valid only with respect to the spouse who signs the consent.

ARTICLE XVIII

ADMINISTRATION

18.1 Authority of the Sponsor

The Sponsor, which shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall be responsible for the administration of the Plan and, in addition to the powers and authorities expressly conferred upon it in the Plan, shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the power and authority to interpret and construe the provisions of the Plan, to make benefit determinations, and to resolve any disputes which arise under the Plan. The Sponsor may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist in carrying out its duties hereunder. The Sponsor shall be a “named fiduciary” as that term is defined in ERISA Section 402(a)(2). The Sponsor, by action of its board of directors, may:

(a)	allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) among named fiduciaries; and

(b)	designate a person or persons other than a named fiduciary to carry out any of such powers, authority, or responsibilities;

except that no allocation by the Sponsor of, or designation by the Sponsor with respect to, any of such powers, authority, or responsibilities to another named fiduciary or a person other than a named fiduciary shall become effective unless such allocation or designation shall first be accepted by such named fiduciary or other person in a writing signed by it and delivered to the Sponsor.

18.2 Discretionary Authority

In carrying out its duties under the Plan, including making benefit determinations, interpreting or construing the provisions of the Plan, and resolving disputes, the Sponsor (or any individual to whom authority has been delegated in accordance with Section 18.1) shall have absolute discretionary authority.

18.3 Action of the Sponsor

Any act authorized, permitted, or required to be taken under the Plan by the Sponsor and which has not been delegated in accordance with Section 18.1, may be taken by a majority of the members of the board of directors of the Sponsor, either by vote at a meeting, or in writing without a meeting, or by the employee or employees of the Sponsor designated by the board of directors to carry out such acts on behalf of the Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Sponsor as under the Plan shall be in writing and signed by either (i) a majority of the members of the Sponsor’s board of directors or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees authorized to act for the Sponsor in accordance with the provisions of this Section.

18.4 Claims Review Procedure

Whenever a claim for benefits under the Plan filed by any person (herein referred to as the “Claimant”) is denied, whether in whole or in part, the Sponsor shall transmit a written notice of such decision to the Claimant within 90 days of the date the claim was filed or, if special circumstances require an extension, within 180 days of such date, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, and (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such information is necessary. The notice shall also include a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Sponsor a written request therefore, which request shall contain the following information:

(a)	the date on which the Claimant’s request was filed with the Sponsor; provided, however, that the date on which the Claimant’s request for review was in fact filed with the Sponsor shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;

(b)	the specific portions of the denial of his claim which the Claimant requests the Sponsor to review;

(c)	a statement by the Claimant setting forth the basis upon which he believes the Sponsor should reverse the previous denial of his claim for benefits and accept his claim as made; and

(d)	any written material (offered as exhibits) which the Claimant desires the Sponsor to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.

Within 60 days of the date determined pursuant to paragraph (a) of this Section or, if special circumstances require an extension, within 120 days of such date, the Sponsor shall conduct a full and fair review of the decision denying the Claimant’s claim for benefits and shall render its written decision on review to the Claimant. The Sponsor’s decision on review shall be written in a manner calculated to be understood by the Claimant and shall specify the reasons and Plan provisions upon which the Sponsor’s decision was based.

18.5 Qualified Domestic Relations Orders

The Sponsor shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder.

18.6 Indemnification

In addition to whatever rights of indemnification the Trustee or the members of the Sponsor’s board of directors or any employee or employees of the Sponsor to whom any power, authority, or responsibility is delegated pursuant to Section 18.3, may be entitled under the articles of incorporation or regulations of the Sponsor, under any provision of law, or under any other agreement, the Sponsor shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys’ fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Sponsor), in connection with any threatened, pending or completed action, suit, or proceeding which is related to the exercising or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person or persons’ gross negligence or willful misconduct.

18.7 Actions Binding

Subject to the provisions of Section 18.4, any action taken by the Sponsor which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Trustee.

ARTICLE XIX

AMENDMENT AND TERMINATION

19.1 Amendment

Subject to the provisions of Section 19.2, the Sponsor may at any time and from time to time, by action of its board of directors, or such officers of the Sponsor as are authorized by its board of directors, amend the Plan, either prospectively or retroactively. Any such amendment shall be by written instrument executed by the Sponsor.

19.2 Limitation on Amendment

The Sponsor shall make no amendment to the Plan which shall decrease the accrued benefit of any Participant or Beneficiary, except that nothing contained herein shall restrict the right to amend the provisions of the Plan relating to the administration of the Plan and Trust. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust to revert to an Employer or any Related Company or be used or be diverted to purposes other than the exclusive benefit of Participants and Beneficiaries. The Sponsor shall make no retroactive amendment to the Plan unless such amendment satisfies the requirements of Code Section 401(b) and/or Section 1.401(a)(4)-11(g) of the Treasury regulations, as applicable.

19.3 Termination

The Sponsor reserves the right, by action of its board of directors, to terminate the Plan as to all Employers at any time (the effective date of such termination being hereinafter referred to as the “termination date”). Upon any such termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:

(a)	As of the termination date, each Investment Fund shall be valued and all Accounts and Sub-Accounts shall be adjusted in the manner provided in Article XI, with any unallocated contributions or forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. The termination date shall become a Valuation Date for purposes of Article XI. In determining the net worth of the Trust, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

(b)	All Accounts shall then be disposed of to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Article XV as if the termination date were his Settlement Date; provided, however, that notwithstanding the provisions of Article XV, if the Plan does not offer an annuity option and if neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant’s written consent to the commencement of distribution shall not be required regardless of the value of the vested portions of his Account.

Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the vested interest of each Participant and Beneficiary in his Employer Contributions Sub-Account shall be 100 percent; and, if there is a partial termination of the Plan, the vested interest of each Participant and Beneficiary who is affected by the partial termination in his Employer Contributions Sub-Account shall be 100 percent. For purposes of the preceding sentence only, the Plan shall be deemed to terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers.

19.4 Reorganization

The merger, consolidation, or liquidation of any Employer with or into any other Employer or a Related Company shall not constitute a termination of the Plan as to such Employer.

19.5 Withdrawal of an Employer

An Employer other than the Sponsor may withdraw from the Plan at any time upon notice in writing to the Administrator (the effective date of such withdrawal being hereinafter referred to as the “withdrawal date”), and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or, subject to Section 19.4 and unless the Sponsor otherwise directs, it ceases to be a Related Company of the Sponsor or any other Employer. Upon the withdrawal of an Employer, the withdrawing Employer shall determine whether a partial termination has occurred with respect to its Employees. In the event that the withdrawing Employer determines a partial termination has occurred, the action specified in Section 19.3 shall be taken as of the withdrawal date, as on a termination of the Plan, but with respect only to Participants who are employed solely by the withdrawing Employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other Employer or a Related Company. The interest of any Participant employed by the withdrawing Employer who is transferred to or continues in employment with any other Employer or a Related Company, and the interest of any Participant employed solely by an Employer or a Related Company other than the withdrawing Employer, shall remain unaffected by such withdrawal; no adjustment to his Accounts shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

ARTICLE XX

ADOPTION BY OTHER ENTITIES

20.1 Adoption by Related Companies

A Related Company that is not an Employer may, with the consent of the Sponsor, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption.

20.2 Effective Plan Provisions

An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.

ARTICLE XXI

MISCELLANEOUS PROVISIONS

21.1 No Commitment as to Employment

Nothing contained herein shall be construed as a commitment or agreement upon the part of any person to continue his employment with an Employer or Related Company, or as a commitment on the part of any Employer or Related Company to continue the employment, compensation, or benefits of any person for any period.

21.2 Benefits

Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, and Beneficiaries.

21.3 No Guarantees

The Employers, the Administrator, and the Trustee do not guarantee the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.

21.4 Expenses

The expenses of administration of the Plan shall be paid from the Trust as a general charge thereon, unless the Sponsor elects to make payment. Notwithstanding the foregoing, the Sponsor may direct that administrative expenses that are allocable to the Account of a specific Participant shall be paid from that Account.

21.5 Precedent

Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances.

21.6 Duty to Furnish Information

The Employers, the Administrator, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties hereunder or otherwise imposed by law.

21.7 Merger, Consolidation, or Transfer of Plan Assets

The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

21.8 Back Pay Awards

The provisions of this Section shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. If a person to whom this Section applies was or would have become an Eligible Employee after such back pay award or agreement has been effected, and if any such person would have been eligible to participate in the allocation of Employer Contributions under the provisions of Article VI or XXII for any prior Plan Year after such back pay award or agreement has been effected, his Employer shall make an Employer Contribution equal to the amount of the Employer Contribution which would have been allocated to such Participant under the provisions of Article VI or XXII as in effect during each such Plan Year. The amounts of such additional contributions shall be credited to the Account of such Participant. Any additional contributions made pursuant to this Section shall be made in accordance with, and subject to the limitations of the applicable provisions of the Plan.

21.9 Condition on Employer Contributions

Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any contribution of an Employer hereunder is conditioned upon the continued qualification of the Plan under Code Section 401(a), the exempt status of the Trust under Code Section 501(a), and the deductibility of the contribution under Code Section 404. Except as otherwise provided in this Section and Section 21.10, however, in no event shall any portion of the property of the Trust ever revert to or otherwise inure to the benefit of an Employer or any Related Company.

21.10 Return of Contributions to an Employer

Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, in the event any contribution of an Employer made hereunder:

(a)	is made under a mistake of fact, or

(b)	is disallowed as a deduction under Code Section 404,

such contribution may be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction to the extent disallowed, whichever is applicable. In the event the Plan does not initially qualify under Code Section 401(a), any contribution of an Employer made hereunder may be returned to the Employer within one year of the date of denial of the initial qualification of the Plan, but only if an application for determination was made within the period of time prescribed under ERISA Section 403(c)(2)(B).

21.11 Validity of Plan

The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of the State of California, except as preempted by applicable Federal law. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

21.12 Trust Agreement

The Trust Agreement and the Trust maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

21.13 Parties Bound

The Plan shall be binding upon the Employers, all Participants and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

21.14 Application of Certain Plan Provisions

For purposes of the general administrative provisions and limitations of the Plan, a Participant’s Beneficiary or alternate payee under a qualified domestic relations order shall be treated as any other person entitled to receive benefits under the Plan. Upon any termination of the Plan, any such Beneficiary or alternate payee under a qualified domestic relations order who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a Participant for all purposes of the Plan.

21.15 Merged Plans

In the event another defined contribution plan (the “merged plan”) is merged into and made a part of the Plan, each Employee who was eligible to participate in the “merged plan” immediately prior to the merger shall become an Eligible Employee on the date of the merger. In no event shall a Participant’s vested interest in his Sub-Account attributable to amounts transferred to the Plan from the “merged plan” (his “transferee Sub-Account”) on and after the merger be less than his vested interest in his account under the “merged plan” immediately prior to the merger. Notwithstanding any other provision of the Plan to the contrary, a Participant’s service credited for eligibility and vesting purposes under the “merged plan” as of the merger, if any, shall be included as Eligibility and Vesting Service under the Plan to the extent Eligibility and Vesting Service are credited under the Plan. Special provisions applicable to a Participant’s “transferee Sub-Account”, if any, shall be specifically reflected in the Plan or in an Addendum to the Plan.

21.16 Transferred Funds

If funds from another qualified plan are transferred or merged into the Plan, such funds shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing.

21.17 Veterans Reemployment Rights

Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u). The Administrator shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service.

21.18 Delivery of Cash Amounts

To the extent that the Plan requires the Employers to deliver cash amounts to the Trustee, such delivery may be made through any means acceptable to the Trustee, including wire transfer.

21.19 Written Communications

Any communication among the Employers, the Administrator, and the Trustee that is stipulated under the Plan to be made in writing may be made in any medium that is acceptable to the receiving party and permitted under applicable law. In addition, any communication or disclosure to or from Participants and/or Beneficiaries that is required under the terms of the Plan to be made in writing may be provided in any other medium (electronic, telephonic, or otherwise) that is acceptable to the Administrator and permitted under applicable law.

21.20 Prohibited Obligations

The Plan cannot obligate itself to acquire Employer Stock from a particular holder as an indefinite time determined upon the happening of a specified event, such as the death of the holder, or under a put option binding upon the Plan. However, at the time a put option is exercised, the Plan may be given the opportunity to assume the rights and obligations of the Employer under a put option that is binding on the Employer. The price to the Plan of any Employer Stock acquired under a put option cannot exceed fair market value.

21.21 Exercise of Voting Rights with Respect to Employer Stock

If the Employer has a registration-type class of securities or, with respect to Employer Stock acquired by, or transferred to, the Plan in connection with a securities acquisition loan (as defined in Code Section 133(b)) after July 10, 1989, but before August 20, 1996, each Participant or his Beneficiary, if the Participant has died, shall be entitled to direct the Trustee as to the manner in which the Employer Stock which is entitled to vote and which is allocated to the Participant’s Employer Stock Sub-Account is to be voted.

If the Employer does not have a registration-type class of securities, with respect to Employer Stock other than Employer Stock acquired by, or transferred to, the Plan in connection with a securities acquisition loan (as defined in Code Section 133(b)) after July 10, 1989, but before August 20, 1996, each Participant or Beneficiary in the Plan shall be entitled to direct the Trustee as to the manner in which voting rights on shares of Employer Stock that are allocated to the Participant’s Employer Stock Sub-Account are to be exercised with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed in Regulations.

If the Employer does not have a registration-type class of securities and the by-laws of the Employer require the Plan to vote an issue in a manner that reflects a one-man, one-vote philosophy, each Participant or Beneficiary shall be entitled to cast one vote on an issue and the Trustee shall vote the shares held by the Plan in proportion to the results of the votes cast on the issue by the Participants and Beneficiaries.

The Trustee shall be entitled to exercise, in such a manner as the Trustee deems appropriate, all voting rights attributable to Employer Stock (a) which is held unallocated in the Suspense Fund or (b) for which the Trustee proffers pass-through voting rights in accordance with the foregoing provisions of this Section, and for which the Trustee does not receive any written direction from the Participant as to the manner in which votes shall be cast with respect to shares held in the Participant’s account.

If any agreement entered into by the Trust provides for voting of any shares of Employer Stock pledged as security for any obligation of the Plan, then such shares of Employer Stock shall be voted in accordance with such agreement.

For purposes of this Section the term “registration-type class of securities” means:

(a)	a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934; and

(b)	a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12 of such Act.

ARTICLE XXII

TOP-HEAVY PROVISIONS

22.1 Definitions

For purposes of this Article, the following terms shall have the following meanings:

The “compensation” of an employee means compensation as defined in Code Section 415 and regulations issued thereunder. In no event, however, shall the “compensation” of a Participant taken into account under the Plan for any Plan Year exceed $150,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the “compensation” of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual “compensation” limitation described above shall be adjusted with respect to that Participant by multiplying the annual “compensation” limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is “required” for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on “compensation” for a period of at least 12 months.

The “determination date” with respect to any Plan Year means the last day of the preceding Plan Year, except that the “determination date” with respect to the first Plan Year of the Plan, shall mean the last day of such Plan Year.

A “key employee” means any Employee or former Employee who is a “key employee” pursuant to the provisions of Code Section 416(i)(1) and any Beneficiary of such Employee or former Employee.

A “non-key employee” means any Employee who is not a “key employee”.

A “permissive aggregation group” means those plans included in each Employer’s “required aggregation group” together with any other plan or plans of the Employer, so long as the entire group of plans would continue to meet the requirements of Code Sections 401(a)(4) and 410.

A “required aggregation group” means the group of tax-qualified plans maintained by an Employer or a Related Company consisting of each plan in which a “key employee” participates and each other plan that enables a plan in which a “key employee” participates to meet the requirements of Code Section 401(a)(4) or Code Section 410, including any plan that terminated within the five-year period ending on the relevant “determination date”.

A “super top-heavy group” with respect to a particular Plan Year means a “required” or “permissive aggregation group” that, as of the “determination date”, would qualify as a “top-heavy group” under the definition in this Section with “90 percent” substituted for “60 percent” each place where “60 percent” appears in the definition.

A “super top-heavy plan” with respect to a particular Plan Year means a plan that, as of the “determination date”, would qualify as a “top-heavy plan” under the definition in this Section with “90 percent” substituted for “60 percent” each place where “60 percent” appears in the definition. A plan is also a “super top-heavy plan” if it is part of a “super top-heavy group”.

A “top-heavy group” with respect to a particular Plan Year means a “required” or “permissive aggregation group” if the sum, as of the “determination date”, of the present value of the cumulative accrued benefits for “key employees” under all defined benefit plans included in such group and the aggregate of the account balances of “key employees” under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

A “top-heavy plan” with respect to a particular Plan Year means (i), in the case of a defined contribution plan (including any simplified employee pension plan), a plan for which, as of the “determination date”, the aggregate of the accounts (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) of “key employees” exceeds 60 percent of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the relevant valuation date and increased for any distribution of an account balance made in the five-year period ending on the “determination date”, (ii), in the case of a defined benefit plan, a plan for which, as of the “determination date”, the present value of the cumulative accrued benefits payable under the plan (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) to “key employees” exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of accrued benefits for employees (other than “key employees”) to be determined under the accrual method uniformly used under all plans maintained by an Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Code Section 411(b)(1)(C) and including the present value of any part of any accrued benefits distributed in the five-year period ending on the “determination date”, and (iii) any plan (including any simplified employee pension plan) included in a “required aggregation group” that is a “top-heavy group”. For purposes of this paragraph, the accounts and accrued benefits of any employee who has not performed services for an Employer or a Related Company during the five-year period ending on the “determination date” shall be disregarded. For purposes of this paragraph, the present value of cumulative accrued benefits under a defined benefit plan for purposes of top-heavy determinations shall be calculated using the actuarial assumptions otherwise employed under such plan, except that the same actuarial assumptions shall be used for all plans within a “required” or “permissive aggregation group”. Notwithstanding the foregoing, if a plan is included in a “required” or “permissive aggregation group” that is not a “top-heavy group”, such plan shall not be a “top-heavy plan”.

The “valuation date” with respect to any “determination date” means the most recent Valuation Date occurring within the 12-month period ending on the “determination date”.

22.2 Applicability

Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article shall be applicable during any Plan Year in which the Plan is determined to be a “top-heavy plan” as hereinafter defined. If the Plan is determined to be a “top-heavy plan” and upon a subsequent “determination date” is determined no longer to be a “top-heavy plan”, the vesting provisions of Article VI shall again become applicable as of such subsequent “determination date”; provided, however, that if the prior vesting provisions do again become applicable, any Employee with three or more years of Vesting Service may elect in accordance with the provisions of Article VI, to continue to have his vested interest in his Employer Contributions Sub-Account determined in accordance with the vesting schedule specified in Code Section 22.5.

22.3 Minimum Employer Contribution

If the Plan is determined to be a “top-heavy plan” for a Plan Year, the Employer Contributions and forfeitures allocated to the Account of each “non-key employee” who is an Eligible Employee and who is employed by an Employer or a Related Company on the last day of such top-heavy Plan Year shall be no less than the lesser of (i) three percent of his “compensation” or (ii) the largest percentage of “compensation” that is allocated as an Employer Contribution for such Plan Year to the Account of any “key employee”; except that, in the event the Plan is part of a “required aggregation group”, and the Plan enables a defined benefit plan included in such group to meet the requirements of Code Section 401(a)(4) or 410, the minimum allocation of Employer Contributions and forfeitures to each such “non-key employee” shall be three percent of the “compensation” of such “non-key employee”. Any minimum allocation to a “non-key employee” required by this Section shall be made without regard to any social security contribution made on behalf of the non-key employee, his number of hours of service, his level of “compensation”, or whether he declined to make elective or mandatory contributions.

Employer Contributions allocated to a Participant’s Account in accordance with this Section shall be considered “annual additions” under Article VII for the “limitation year” for which they are made and shall be separately accounted for.

22.4 Accelerated Vesting

If the Plan is determined to be a top-heavy plan, a Participant’s vested interest in his Employer Contributions Sub-Account shall be determined no less rapidly than in accordance with the following vesting schedule:

Years of Vesting Service	Vested Interest
Less than 2	0%
2, but less than 3	20%
3, but less than 4	40%
4, but less than 5	60%
5, but less than 6	80%
6 or more	100%

ARTICLE XXIII

EFFECTIVE DATE

23.1 GUST Effective Dates

Unless otherwise specifically provided by the terms of the Plan, this amendment and restatement is effective with respect to each change made to satisfy the provisions of (i) the Uniformed Services Employment and Reemployment Rights Act of 1996 (“USERRA”), (ii) Small Business Job Protection Act of 1996 (“SBJPA”), (iii) the Tax Reform Act of 1997 (“TRA ‘97”), (iv) any other change in the Code or ERISA, or (v) regulations, rulings, or other published guidance issued under the Code, ERISA, USERRA, SBJPA, or TRA ‘97 (collectively the “GUST required changes”), the first day of the first period (which may or may not be the first day of a Plan Year) with respect to which such change became required because of such provision (including any day that became such as a result of an election or waiver by an Employee or a waiver or exemption issued under the Code, ERISA, USERRA, SBJPA, or TRA ‘97), including, but not limited to, the following:

(a)	The addition of a new Section to Article XXI entitled “Veterans Reemployment Rights” is effective December 12, 1994.

(b)	The following changes are effective for Plan Years beginning after December 31, 1996:

(i)	elimination of the family aggregation requirements;

(ii)	changes to the definition of “Highly Compensated Employee” in Article I of the Plan; and

(iii)	changes to the definition of “leased employee” in Article I or II, as applicable.

(c)	Changes in the definition of “Required Beginning Date” in Article I of the Plan are effective January 1, 1998, but with respect only to Employees who attain age 70 1/2 on or after that date.

(d)	Changes to the anti-alienation provisions of Article XV to include the exceptions in Code Section 401(a)(13)(C) and (D) are effective for judgments, orders, and decrees issued and settlement agreements entered into on or after August 5, 1997.

(e)	The increase in the cashout limit from $3,500 to the limit specified in the Plan is effective January 1, 1998.

(f)	Elimination of the look back rule for determining whether the value of a Participant’s Account exceeds the cashout limit is effective March 22, 1999.

(g)	Elimination of the combined limit on defined benefit and defined contribution plans under Code Section 415(e) is effective the first day of the first “limitation year” beginning on or after January 1, 2000.

The special effective dates provided above apply the provisions of the Plan retroactively to any plan that merged into the Plan prior to the end of its remedial amendment period for compliance with the GUST required changes, except to the extent the merged plan was separately amended to comply with such GUST required changes.

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EXECUTED AT                                                                                           ,                                         , this                      day of                     ,                     .

PACIFIC CAPITAL BANCORP

By:
Title: